EXHIBIT 10.2

SUMMA INDUSTRIES

STOCK OPTION PLAN

STOCK OPTION AGREEMENT

(NONSTATUTORY STOCK OPTION)

This Agreement is made and entered into effective as of               , by and between Summa Industries, a Delaware corporation (the “Corporation”), and                (the “Optionee”).

R E C I T A L S

A.  The Board of Directors of the Corporation (the “Board”) has adopted, and the stockholders of the Corporation have approved, the Summa Industries 1995 Stock Option Plan (the “Plan”) in order to provide key employees and directors of, and key consultants, vendors, customers, and others expected to provide significant services to, the Corporation, with a favorable opportunity to acquire shares of the Corporation’s common stock (the “Stock”).

B.  Pursuant to the Plan options may be granted which are intended to qualify as Incentive Stock Options which are afforded special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”), as well as Nonstatutory Options which are not intended to so qualify.

C.  The Board has by resolution duly adopted that it is in the best interests of the Corporation and its stockholders to grant to Optionee, as an employee of the Corporation, the option to purchase shares of Stock on the terms and conditions provided for in this Agreement, as an inducement to Optionee to continue to remain in the service of the Corporation and to provide Optionee with additional incentive for increasing his or her efforts and contributions to the success of the Corporation during such service.

NOW THEREFORE, it is agreed as follows:

1.  Definitions and Incorporation.  The terms used in this Agreement shall have the meanings given to such terms in the Plan.  The Plan is hereby incorporated in and made a part of this Agreement as if fully set forth herein.  The Optionee hereby acknowledges receipt of a copy of the Plan.

2.  Grant of Option.  The Corporation hereby grants to Optionee as of the date hereof the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of       shares of Stock (the “Option”), subject to adjustment in accordance with Section 10 of the Plan.  It is understood and acknowledged that the Option will be a Nonstatutory Stock Option which will not qualify as an Incentive Stock Option under Section 422A of the Code.

3.  Option Price.            The price to be paid for Stock upon exercise of the Option or any part thereof shall be $      per share (the “Purchase Price”), which is equal to or greater than 85% of the Fair Market Value of one share of Stock as of the date hereof.

4.  Right to Exercise.  Subject to the conditions set forth in this Agreement, the option shall become exercisable in four cumulative installments as follows:

(i)             The first installment shall consist of 25% of the shares subject to the Option and shall become exercisable on the first anniversary of the date the Option is granted.

(ii)          The second installment shall consist of 25% of the shares subject to the Option and shall become exercisable on the second anniversary of the date the Option is granted.

(iii)       The third installment shall consist of 25% of the shares subject to the Option and shall become exercisable on the third anniversary of the date the option is granted.

(iv)      The fourth installment shall consist of 25% of the shares subject to the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

The unexercised portion of the Option may not be exercised after Participant ceases to be an Employee, except as otherwise provided in paragraph 7 below.

5.  Securities Law Requirements.  No part of the Option shall be exercised if counsel to the Corporation determines that any applicable registration requirement under the Securities Act of 1933, as amended, or any other applicable requirement of Federal or state law has not been met.

6.  Term of Option.  The Option shall terminate on the earliest to occur of (a) the      rd day of          , 20     at 4:00 P.M. Pacific Time, (b) the expiration of the period described in Paragraph 7 below, (c) the expiration of the period described in Paragraph 8 below, or (d) the expiration of the period described in Paragraph 9 below.

7.  Exercise Following Termination of Service.  If the Optionee’s service as an employee of the Corporation terminates for any reason other than death, disability or retirement, the Option (to the extent it has not previously been exercised and is then exercisable in accordance with the provisions of paragraph 4 above) will terminate 30 days after such termination of service.  The foregoing notwithstanding, the Option shall cease to be exercisable on the date of such termination if the termination is for cause or if the Optionee upon such termination becomes an employee, director or consultant of a person who is in direct competition with the Corporation.  For this purpose, “cause” shall mean conviction of a felony, misappropriation of assets of the Corporation or any subsidiary, continued or repeated insobriety, continued or repeated absence from service during the usual working hours of the Optionee’s position for reason other than disability or sickness, or refusal to carry out the reasonable directions of the Corporation’s executive officers or of the Board.

8.  Exercise Following Death or Disability.  If the Optionee’s service with the Corporation terminates by reason of the Optionee’s death or disability, or if the Optionee dies after termination of service but while the Option would have been exercisable hereunder, the Option (to the extent it has not previously been exercised and is then exercisable in accordance with the provisions of paragraph 4 above) may be exercised at any time prior to and including, but not later than the termination date set forth in paragraph 6(a) above.  In the case of death, the exercise may be made by Optionee’s representative or by the person entitled thereto under Optionee’s will or the laws of descent and distribution; provided that such representative or such person consents in writing to abide by and be subject to the terms of this Agreement and such writing is delivered to the President of the Corporation.

9.  Exercise Following Retirement.  If the Optionee’s service with the Corporation terminates by reason of retirement (the voluntary retirement of employment upon attainment of 65 years of age and completion of 20 years of service), the Option (to the extent it has not previously been exercised and is then exercisable in accordance with the provisions of paragraph 4 above) may be exercised at any time prior to and including, but not later than the termination date set forth in paragraph 6(a) above.

10.  Time of Termination of Service.  For the purposes of this Agreement, Optionee’s service shall be deemed to have terminated on the earlier of (a) the date when Optionee’s service in fact terminated or (b) the date when the Optionee gave or received written notice that his or her service is to terminate.

11.  Nontransferability.  Unless the Corporation otherwise consents in writing, the option and all rights and privileges granted hereunder shall be non-assignable and non-transferable by the Optionee, either voluntarily or by operation of law, except by will or by operation of the laws of descent and distribution, shall not be pledged or hypothecated in any way, and shall be exercisable during lifetime only by the Optionee.  Except as otherwise provided herein, any attempted alienation, assignment, pledge, hypothecation, attachment, execution or similar process, whether voluntary or involuntary, with respect to all or any part of the Option or any right thereunder, shall be null and void and, at the Corporation’s option, shall cause all of Optionee’s rights under this Agreement to terminate.

12.  Effect of Exercise.  Upon exercise of all or any part of the Option, the number of shares of Stock subject to option under this Agreement shall be reduced by the number of shares with respect to which such exercise is made.

13.  Method of Exercise.  Each exercise of the Option shall be by means of a written notice of exercise in substantially the form prescribed from time to time by the Board delivered to the Secretary of the Corporation at its principal office and accompanied by payment in full of the option price for each share of Stock purchased under the Option.  Such notice shall specify the number of shares of Stock with respect to which the Option is exercised and shall be signed by the person exercising the Option.  If the Option is exercised by a person other than the Optionee, such notice shall be accompanied by proof, reasonably satisfactory to the Corporation, of such person’s right to exercise the Option.

The Purchase Price specified in paragraph 3 above shall be paid in full upon the exercise of the Option (i) by cash,

in United States dollars; by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, as long as the sum of the cash so paid and the Fair Market Value of the Shares so surrendered equal the Purchase Price; (ii) by cancellation of indebtedness owed by the Corporation to the Optionee; or (iii) by any combination of the foregoing.

14.  Withholding Taxes.  If the Optionee is an employee or former employee of the Corporation when all or part of the Option is exercised, the Corporation may require the Optionee to deliver payment of any withholding taxes (in addition to the Option exercise price) in cash with respect to the difference between the Option exercise price and the fair market value of the Stock acquired upon exercise.

15.  Issuance of Shares.  Subject to the foregoing conditions, the Corporation, as soon as reasonably practicable after receipt of a proper notice of exercise and without transfer or issue tax or other incidental expense to the person exercising the Option, shall deliver to such person at the principal office of the Corporation, or such other location as may be acceptable to the Corporation and such person, one or more certificates for the shares of Stock with respect to which the option has been exercised.  Such shares shall be fully paid and nonassessable and shall be issued in the name of such person.  However, at the request of the Optionee, such shares may be issued in the names of the Optionee and his or her spouse (a) as joint tenants with right of survivorship, (b) as community property or (c) as tenants in common without right of survivorship.

16.  Limitation of Optionee’s Rights.  Neither Optionee nor any person entitled to exercise the Option shall be or have any of the rights of a stockholder of the Corporation in respect of any share issuable upon the exercise of the Option unless and until a certificate or certificates representing shares of Stock shall have been issued and delivered upon exercise of the Option in full or in part.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificates are issued.

17.  Consent Required to Transfer.  In connection with any underwritten public offering by the Corporation of its equity securities pursuant to an effective registration statement filed under the 1933 Act, including the Corporation’s initial public offering, Optionee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to, any Stock purchased under the Option without the prior written consent of the Corporation or its underwriters.  Such limitations shall be in effect for such period of time from and after the effective date of such registration statement as may be requested by the Corporation or such underwriters.

18.  Notices.  Any notice to the Corporation contemplated by this Agreement shall be addressed to it in care of its President; any notice to the Optionee shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as Optionee may hereafter designate in a writing delivered to the Corporation as provided herein.

19.  Interpretation.  The interpretation, construction, performance and enforcement of this Agreement shall lie within the sole discretion of the Board, and the Board’s determinations shall be conclusive and binding on all interested persons.

20.  Governing Law.  This Agreement has been made, executed and delivered in, and the interpretation, performance and enforcement hereof shall be governed by and construed under the laws of the State of California.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized office, as the day and year first above written.

Summa Industries,
a Delaware corporation

By:
Title:

Optionee:
Social Security No.